Exhibit 99.1

DigitalGlobe Reports Second Quarter 2012 Results

Revenue Increases 23%

EBITDA Margin Expands by 700 Basis Points

EPS of 21 cents versus year-ago loss

Company Raises 2012 Revenue Growth Outlook

Longmont, Colorado, July 31, 2012 – DigitalGlobe, Inc. (NYSE: DGI), a leading global provider of high-resolution earth imagery solutions, today reported financial results for the second quarter ended June 30, 2012.

Second quarter 2012 revenue was $101.8 million, up 23% compared with the same period last year. Net income in the second quarter was $9.6 million, or $0.21 per share, compared with a net loss of $(0.9) million, or $(0.02) per share in second quarter 2011. Second quarter 2012 EBITDA was $47.9 million, delivering an EBITDA margin of 47%, up more than 700 basis points year over year compared with the second quarter 2011 EBITDA margin of 39.9%. This margin expansion occurred despite incurring $2.0 million of non-recurring costs in connection with the recently announced combination with GeoEye.

“Our team delivered an outstanding second quarter,” said Jeffrey R. Tarr, President and Chief Executive Officer. “We grew revenue at a strong double-digit rate, expanded margins and raised our guidance. We are excited about our planned business combination with GeoEye and are on track to close the transaction in late 2012 or early 2013. Across the board, we are successfully transforming DigitalGlobe into a high-growth, recurring-revenue geospatial information business.”

Second Quarter Business Highlights

•

Defense & Intelligence segment revenue grew 27% to $81.4 million compared with the second quarter of 2011. Performance was driven by increased revenue related to the service level agreement (SLA) portion of EnhancedView and year-over-year growth of $5.5 million from value-added services.

•

Commercial segment revenue grew 10% to $20.4 million in the quarter compared with the prior-year period. Growth was driven primarily by international civil government customers in China and Russia, as well as a full quarter contribution from a large, well-known location-based services customer.

•

The company’s 12-month backlog increased to $355.3 million, up 32% year over year, indicative of both broad-based growth and of the company’s success in shifting its revenue mix to a more visible recurring model.

•

The company completed, on time, an extensive number of infrastructure upgrades to increase the integration of its infrastructure with the U.S. government to deliver more value for the taxpayer under the EnhancedView contract.

•

International Civil Government growth was enhanced with recently signed agreements with Hunan Land Resources, through its partnership with China Siwei, and in Russia with an expanded relationship with the Federal Forestry Agency, through its partnership with Sovzond.

•	Enhancing growth prospects among customers who provide Location Based Services, the company announced an upsized and expanded relationship with Garmin.

•

Building momentum in the Financial Services vertical, in July, the company announced that Genscape, a pioneer in sophisticated and patented monitoring systems, has signed an agreement to incorporate DigitalGlobe imagery and analysis into their Energy Commodities reporting services worldwide.

•	On July 25, the company announced a new multi-year, multi-million dollar agreement with Esri, a leading provider of GIS software, for delivery of its Global Basemap product.

2012 Outlook

For the full year, the company now expects to report GAAP revenue growth of approximately 16% compared with 2011, an increase from its previous expectation of approximately 14% growth. Including the impact of certain non-recurring expenses related to its planned business combination with GeoEye, the company expects to achieve a full-year EBITDA margin of approximately 46% and to incur capital expenditures of approximately $200 million. Both expectations for EBITDA margin and total capital expenditures are unchanged from prior expectations.

“Our ability to raise revenue guidance for the year while maintaining our EBITDA margin despite incurring significant costs related to our combination with GeoEye is a testament to the strength of our model,” said Yancey Spruill, Chief Financial Officer.

Conference Call Information

DigitalGlobe’s management will host a conference call today at 5 p.m. EDT to discuss second quarter 2012 results.

The conference call dial-in numbers are as follows:

U.S./Canada dial-in: (866) 394-8778

International dial-in: (706) 679-9623

Passcode: 92336993

A replay of the call will be available through August 31, 2012 at the following numbers:

U.S./Canada dial-in: (855) 859-2056

International dial-in: (404) 537-3406

Passcode: 92336993

DigitalGlobe will also sponsor a live and archived webcast of the conference call on the Investor Relations portion of its website. Click here to directly access the live webcast.

Supplemental earnings materials are available on the company’s website at www.digitalglobe.com.

About DigitalGlobe

DigitalGlobe is a leading global provider of commercial high-resolution earth imagery products and services. Sourced from our own advanced satellite constellation, our imagery solutions support a wide variety of uses within defense and intelligence, civil agencies, mapping and analysis, environmental monitoring, oil and gas exploration, infrastructure management, Internet portals and navigation technology. With our collection sources and comprehensive ImageLibrary (containing more than one billion square kilometers of earth imagery and imagery products) we offer a range of on- and off-line products and services designed to enable customers to easily access and integrate our imagery into their business operations and applications. For more information, visit www.digitalglobe.com.

DigitalGlobe is a registered trademark of DigitalGlobe, Inc.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained herein and other of our reports, filings, and public announcements may contain or incorporate forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words, although not all forward-looking statements contain these words.

Any forward-looking statements are based upon our historical performance and on our current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions. A number of important factors could cause our actual results or performance to differ materially from those indicated by such forward looking statements, including: the loss, reduction or change in terms of any of our primary contracts; the availability of government funding for our products and services both domestically and internationally; changes in government and customer priorities and requirements (including cost-cutting initiatives, the potential deferral of awards, terminations or reduction of expenditures to respond to the priorities of congress and the administration, or budgetary cuts resulting from congressional committee recommendations or automatic sequestration under the Budget Control Act of 2011); the risk that the anticipated benefits and synergies from the proposed strategic combination of the Company and GeoEye, Inc. cannot be fully realized or may take longer to realize than expected and the risk that a condition to closing of the proposed strategic combination may not be satisfied; the outcome of pending or threatened litigation; the loss or impairment of our satellites; delays in the construction and launch of WorldView-3; delays in implementation of planned ground system and infrastructure enhancements; loss or damage to the content contained in our ImageLibrary; interruption or failure of our ground system and other infrastructure, decrease in demand for our imagery products and services; increased competition that may reduce our market share or cause us to lower our prices; our failure to obtain or maintain required regulatory approvals and licenses; changes in U.S. foreign law or regulation that may limit our ability to distribute our imagery products and services; the costs associated with being a public company; and other important factors, all as described more fully in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K.

We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA are not recognized terms under generally accepted accounting principles, or GAAP, in the United States and may not be defined similarly by other companies. EBITDA and Adjusted EBITDA should not be considered alternatives to net income, as indications of financial performance, or as alternatives to cash flow from operations as measures of liquidity. There are limitations to using non-GAAP financial measures, including the difficulty associated with comparing companies in different industries that use similar performance measures whose calculations may differ from ours.

EBITDA and Adjusted EBITDA are key measures used in internal operating reports by management and the board of directors to evaluate the performance of our operations and are also used by analysts, investment banks and lenders for the same purpose. In 2012, EBITDA is being used as a key element of the company-wide bonus incentive plan. Prior to 2012, Adjusted EBITDA had been a key element of the company-wide bonus incentive plan.

EBITDA is a measure of our current period operating performance, excluding charges for depreciation related to prior period capital expenditures and items which are generally non-core in nature. Adjusted EBITDA is a measure of our current period operating performance, excluding charges for capital, depreciation related to prior period capital expenditures and items which are generally non-core in nature, and including EnhancedView deferred revenue and EnhancedView outstanding invoices not yet paid by the National Geospatial-Intelligence Agency (NGA) and excluding the amortization of pre-Final Operation-Capability (FOC) payments related to our NextView contract. EnhancedView outstanding invoices not yet paid by NGA represent an irrevocable right to be paid in cash by NGA.

EBITDA

We believe that the elimination of material non-cash, non-operating items enables a more consistent measurement of period to period performance of our operations. In addition, we believe that elimination of these facilitate comparison of our operating performance to companies in our industry. We believe this EBITDA measure is particularly important in a capital intensive industry such as ours, in which our current period depreciation is not a good indication of our current or future period capital expenditures. The cost to construct and launch a satellite and build the related ground infrastructure may vary greatly from one satellite to another, depending on the satellite’s size, type and capabilities. For example, our QuickBird satellite, which we are currently depreciating, cost significantly less than our WorldView-1 and WorldView-2 satellites. Current depreciation expense is not indicative of the revenue generating potential of the satellite.

EBITDA excludes interest income, interest expense, income taxes and loss on early extinguishment of debt because these items are associated with our capitalization and tax structures. EBITDA also excludes depreciation and amortization expense because these non-cash expenses reflect the impact of prior capital expenditure decisions which are not indicative of future capital expenditure requirements. EBITDA excludes loss on derivative instrument and disposal of assets because these are not related to our primary operations.

We use EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance and we do not place undue reliance on this measure as our only measure of operating performance. EBITDA should not be considered a substitute for other measures of financial performance reported in accordance with GAAP.

Adjusted EBITDA

We believe that the elimination of material non-cash, non-operating items enables a more consistent measurement of period to period performance of our operations. In addition, we believe that elimination of these items in combination with the addition of the nonrefundable EnhancedView deferred revenue and EnhancedView outstanding invoices not yet paid by NGA as well as the elimination of amortization of pre-FOC payments related to NextView, facilitate comparison of our operating performance to companies in our industry. We believe this Adjusted EBITDA measure is particularly important in a capital intensive industry such as ours, in which our current period depreciation is not a good indication of our current or future period capital expenditures. The cost to construct and launch a satellite and build the related ground infrastructure may vary greatly from one satellite to another, depending on the satellite’s size, type and capabilities. For example, our QuickBird satellite, which we are currently depreciating, cost significantly less than our WorldView-1 and WorldView-2 satellites. Current depreciation expense is not indicative of the revenue generating potential of the satellite.

Adjusted EBITDA excludes interest income, interest expense, income taxes and loss on early extinguishment of debt because these items are associated with our capitalization and tax structures. Adjusted EBITDA also excludes depreciation and amortization expense because these non-cash expenses reflect the impact of prior capital expenditure decisions which are not indicative of future capital expenditure requirements. Adjusted EBITDA excludes non-cash stock compensation expense, because these items are non-cash expenses and loss on derivative instrument and disposal of assets because these are not related to our primary operations.

We use Adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance and we do not place undue reliance on this measure as our only measure of operating performance. Adjusted EBITDA should not be considered a substitute for other measures of financial performance reported in accordance with GAAP.

FINANCIAL TABLES TO FOLLOW

DigitalGlobe, Inc.

Unaudited Condensed Consolidated Statements of Operations

and Comprehensive Income (Loss)

	For the three months ended June 30,		For the six months ended June 30,
(in millions, except per share data)	2012	2011 Revised(1)	2012	2011 Revised(1)
Revenue	$101.8	$82.5	$188.8	$159.9
Costs and expenses:
Cost of revenue, excluding depreciation and amortization	20.0	15.4	38.0	28.5
Selling, general and administrative	33.5	34.2	63.3	64.4
Depreciation and amortization	28.5	29.2	57.6	58.4

Income from operations	19.8	3.7	29.9	8.6
Other income (expense), net	(0.4)	—	(0.4)	0.2
Interest income (expense), net	(2.6)	(5.7)	(5.8)	(13.6)

Income (loss) before income taxes	16.8	(2.0)	23.7	(4.8)
Income tax (expense) benefit	(7.2)	1.1	(10.3)	2.6

Net income (loss)	$9.6	$(0.9)	$13.4	$(2.2)

Comprehensive Income:
Net income (loss)	$9.6	$(0.9)	$13.4	$(2.2)

Earnings (loss) per share:
Basic earnings (loss) per share	$0.21	$(0.02)	$0.29	$(0.5)

Diluted earnings (loss) per share	$0.21	$(0.02)	$0.29	$(0.5)

Weighted average common shares outstanding:
Basic	46.0	46.3	46.0	46.2

Diluted	46.2	46.3	46.1	46.2

(1)

The Company revised its financial information for the first three quarters of 2011 as a result of the full-year 2011 audit completed in February 2012. Please refer to the company’s 2011 Annual Report on Form 10-K for detail.

DigitalGlobe, Inc.

Reconciliation of GAAP Net Income (Loss) to EBITDA and Adjusted EBITDA

(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in millions)	2012	2011 Revised(1)	2012	2011 Revised(1)
Net income (loss)	$9.6	$(0.9)	$13.4	$(2.2)
Depreciation and amortization	28.5	29.2	57.6	58.4
Interest (income) expense, net	2.6	5.7	5.8	13.6
Income tax expense (benefit)	7.2	(1.1)	10.3	(2.6)

EBITDA	$47.9	$32.9	$87.1	$67.2
Non-cash stock compensation expense	2.2	7.4	4.7	9.5
EnhancedView deferred revenue	9.2	16.5	27.2	41.3
EnhancedView outstanding invoices not yet paid by NGA	4.6	8.3	4.6	8.3
Amortization of pre-FOC payment related to NextView	(6.4)	(6.4)	(12.8)	(12.8)

Adjusted EBITDA	$57.5	$58.7	$110.8	$113.5

(2)

The Company revised its financial information for the first three quarters of 2011 as a result of the full-year 2011 audit completed in February 2012. Please refer to the company’s 2011 Annual Report on form 10-K for detail.

EBITDA and Adjusted EBITDA are not recognized terms under generally accepted accounting principles (GAAP), in the United States and may not be defined similarly by other companies. EBITDA and Adjusted EBITDA should not be considered an alternative to net income, as an indication of financial performance, or as an alternative to cash flow from operations as a measure of liquidity. There are limitations to using non-GAAP financial measures, including the difficulty associated with comparing companies that use similar performance measures whose calculations may differ from ours. EBITDA margin is calculated by dividing EBITDA by GAAP revenue. For the second quarter of 2012, Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by the sum of GAAP revenue, plus $13.8 million of deferrals related to the SLA portion of EnhancedView, less $6.4 million of amortized revenue related to NextView. For the six months ended June 30, 2012, Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by the sum of GAAP revenue, plus $31.8 million of deferrals related to the SLA portion of EnhancedView, less $12.8 million of amortized revenue related to NextView.

DigitalGlobe, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in millions, except share data)	June 30, 2012	December 31, 2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$212.4	$198.5
Restricted cash	7.8	7.7
Accounts receivable, net of allowance for doubtful accounts of $2.8 and $3.6, respectively	47.5	50.7
Prepaid and current assets	20.3	19.6
Deferred taxes	67.1	65.1

Total current assets	355.1	341.6
Property and equipment, net of accumulated depreciation of $619.5 and $563.9, respectively	1,076.2	1,019.8
Goodwill	8.7	8.7
Aerial image library, net of accumulated amortization of $29.1 and $25.1, respectively	17.8	13.0
Long-term restricted cash	7.8	9.8
Long-term deferred contract costs	39.4	44.7
Other assets	12.8	14.0

Total assets	$1,517.8	$1,451.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$14.9	$19.7
Accrued interest	0.2	0.2
Current note payable	5.0	5.0
Other accrued liabilities	50.6	37.5
Current portion of deferred revenue	37.8	36.6

Total current liabilities	108.5	99.0
Long-term accrued liability	—	1.4
Deferred revenue	349.1	319.3
Deferred lease incentive	2.7	3.3
Long-term debt, net of discount	480.1	481.6
Long-term deferred tax liability, net	71.7	59.6

Total liabilities	$1,012.1	$964.2

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, $0.001 par value; 24,000,000 shares authorized; no shares issued and outstanding at June 30, 2012 and December 31, 2011	—	—
Common stock, $0.001 par value; 250,000,000 shares authorized; 46,748,615 shares issued and outstanding at June 30, 2012 and 46,320,471 shares issued and outstanding at December 31, 2011	0.2	0.2
Treasury stock, at cost; 80,956 shares at June 30, 2012 and 66,175 shares at December 31, 2011	(1.4)	(1.2)
Additional paid-in capital	535.1	530.0
Accumulated deficit	(28.2)	(41.6)

Total stockholders’ equity	505.7	487.4

Total liabilities and stockholders’ equity	$1,517.8	$1,451.6

DigitalGlobe, Inc.

Condensed Consolidated Statements of Cash Flows

	For the six months ended June 30,
(in millions)	2012	2011 Revised
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$13.4	$(2.2)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	57.6	58.4
EnhancedView deferred revenue	33.8	49.7
Recognition of pre-FOC payments	(12.8)	(12.8)
Amortization of aerial image library, deferred contract costs and lease incentive	10.5	4.2
Non-cash stock compensation expense	4.7	9.5
Amortization of debt issuance costs	1.9	2.2
Deferred income taxes	10.1	(2.4)
Changes in working capital, net of investing activities:
Accounts receivable, net	3.2	5.9
Prepaids and other assets	(8.3)	(4.1)
Accounts payable	5.7	1.9
Accrued liabilities	(13.5)	(5.9)
Deferred contract costs	(0.5)	—
Deferred revenue	10.0	(1.2)

Net cash flows provided by operating activities	115.8	103.2

CASH FLOWS FROM INVESTING ACTIVITIES:
Construction in progress additions	(96.5)	(137.4)
Other property and equipment additions	(4.8)	(4.0)
Decrease in restricted cash	1.9	5.0

Net cash flows used in investing activities	(99.4)	(136.4)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long-term debt	(2.5)	—
Proceeds from exercise of stock options	—	1.3
Repurchase of common stock	—	(0.2)

Net cash flows (used in) provided by financing activities	(2.5)	1.1

Net increase (decrease) in cash and cash equivalents	13.9	(32.1)
Cash and cash equivalents, beginning of period	198.5	179.3

Cash and cash equivalents, end of period	$212.4	$147.2

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest capitalized	$10.9	$7.7
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Changes to non-cash construction in progress accruals, including interest	12.8	3.2

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Contacts

Investor Contact:	Media Contact:

David Banks	Robert Keosheyan
(303) 684-4210	(303) 684-4742
ir@digitalglobe.com	rkeoshey@digitalglobe.com

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